UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2006, Kintera, Inc. (the “Company”) entered into a Rights Agreement with U.S. Stock Transfer Corp. (the “Rights Agreement”). U.S. Stock Transfer Corp. is also the Company’s transfer agent. A brief description of the terms and conditions of the Rights Agreement is set forth in Item 3.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

On January 25, 2006, the Company issued a press release announcing it entered into the Rights Agreement. The full text of the press release is attached hereto as Exhibit 99.1.

On January 25, 2006, the Company’s Board of Directors authorized and declared a dividend of one right (a “Right”) to purchase one one-hundredth of a share of the Company’s Series A Preferred Stock (“Series A Preferred”) for each outstanding share of Common Stock, par value $0.001 (“Common Stock”), to stockholders of record as of the close of business February 10, 2006 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-hundredth of a share of Series A Preferred at a purchase price of $50.00, subject to adjustment (the “Purchase Price”).

The following summary of the principal terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement attached as Exhibit 4.1 to this Current Report on Form 8-K and the Certificate of Designation of the Series A Preferred Stock of Kintera, Inc. attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference.

The Rights Agreement

Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. Subject to the provisions of the Rights Agreement the Rights will separate from the Company Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement (the date of such announcement being the “Stock Acquisition Date”) that a person or group of affiliated or associated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more of the then-outstanding Common Stock (an “Acquiring Person”), or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. An Acquiring Person does not include certain persons specified in the Rights Agreement.

Certificates for the Rights (“Rights Certificates”) will not be sent to stockholders, and the Rights will attach to and trade together with the Common Stock. Common Stock certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Stock outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, will constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date, and to each initial holder of certain shares of Company Common Stock issued after the Distribution Date. Thereafter, separate Rights Certificates alone will represent Rights.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Rights Agreement unless earlier redeemed or exchanged by the Company as described below.

Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and payment of the Purchase Price, one one-hundredth of a share of Series A Preferred (a “Unit”). The purchase price, the number and kind of securities purchasable upon exercise of each Right, and the number of Rights outstanding are subject to adjustment, as stated in Section 11 of the Rights Agreement.

Unless the Rights are earlier redeemed, in the event that a person becomes an Acquiring Person, then each holder of a Right (other than Acquiring Persons, whose rights will thereafter be void) will have the right to receive, upon exercise, Common Stock having a value equal to two times the Purchase Price of the Right. The exercise price is the Purchase Price multiplied by the number of Units issuable upon exercise of a Right prior to the event described in this paragraph.

Similarly, unless the Rights are earlier redeemed, in the event that, at any time following the date that a person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of the Company or other person or (iii) fifty percent (50%) or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (other than Acquiring Persons, whose rights will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the exercise price of the Right.

The Purchase Price payable and the number of Units issuable upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred, (ii) if holders of the Series A Preferred are granted certain rights or warrants to subscribe for Preferred Stock, or (iii) upon the distribution to the holders of the Series A Preferred of evidence of indebtedness, cash or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Series A Preferred (other than fractions which are integral multiples of one one-hundredth (1/100) of a share of Series A Preferred, which may be evidenced by depositary receipts). In lieu thereof, an adjustment in cash may be made based on the current market price of a share of Series A Preferred on the day of exercise.

At any time until ten business days following the Stock Acquisition Date, a majority of the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, payable in cash, shares of Common Stock or other consideration considered appropriate by the Board of Directors.

At any time after any person becomes an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one share of Common Stock per Right.

Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of Common Stock), including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended in any respect without the approval of the Rights holders or stockholders at any time prior to the date the Rights are no longer redeemable. After that date, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes that do not adversely affect the interests of Rights holders (other than an Acquiring Person).

Description of Series A Preferred Stock

The Units that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company. Each Unit will have one vote, voting together with the Company Common Stock. In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Unit will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

In the event of liquidation, the holder of a Unit will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of the Company Common Stock. The rights of holders of the Series A Preferred with respect to liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on January 25, 2006, in connection with the adoption of the Rights Agreement referred to in Item 3.03, the Company filed a Certificate of Designation with the Office of the Delaware Secretary of State, whereby the Company created, authorized and provided for 1,000,000 of its shares of authorized preferred stock to be designated and issued as Series A Preferred Stock, and set forth the rights, preferences and qualifications, limitations and restrictions of the Series A Preferred Stock. A brief description of the rights, preferences and qualifications, limitations and restrictions of the Series A Preferred Stock is set forth in Item 3.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this report:

Exhibit Number	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock of Kintera, Inc.

4.1	Rights Agreement, dated as of January 25, 2006, between Kintera, Inc. and U.S. Stock Transfer Corp., including the form of Rights Certificate, the Summary of Rights and the Certificate of Designation attached thereto as Exhibits A, B and C, respectively.

99.1	Press release issued by Kintera, Inc., dated January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KINTERA, INC.

Date: January 25, 2006	/s/ Richard Davidson
Richard Davidson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock of Kintera, Inc.

4.1	Rights Agreement, dated as of January 25, 2006, between Kintera, Inc. and U.S. Stock Transfer Corp., including the form of Rights Certificate, the Summary of Rights and the Certificate of Designation attached thereto as Exhibits A, B and C, respectively.

99.1	Press release issued by Kintera, Inc., dated January 25, 2006.